AXP(R) S&P 500 Index Fund
                                                       AXP(R) Mid Cap Index Fund
                                            AXP(R) Total Stock Market Index Fund
                                          AXP(R) International Equity Index Fund
                                                 AXP(R) Nasdaq 100 Index(R) Fund

                                                                      PROSPECTUS
                                                                   APRIL 1, 2002
American
  Express
 Funds

(icon of) ticker

Please note that each Fund:

o  is not a bank deposit
o  is not federally insured
o  is not endorsed by any bank or government agency
o  is not guaranteed to achieve its goal

Like all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

TAKE A CLOSER LOOK AT:

The Funds                                                         3p

Goals                                                             3p

Principal Investment Strategies                                   3p

Principal Risks                                                   5p

Past Performance                                                  7p

Fees and Expenses                                                12p

Investment Manager                                               14p

Buying and Selling Shares                                        16p

Valuing Fund Shares                                              16p

Investment Options                                               16p

Purchasing Shares                                                16p

Transactions Through Third Parties                               19p

Exchanging/Selling Shares                                        19p

Distributions and Taxes                                          21p

Financial Highlights                                             22p

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2p   AXP INDEX FUNDS -- PROSPECTUS

The Funds

GOALS
AXP S&P 500 Index Fund, AXP Mid Cap Index Fund, AXP Total Stock Market Index Fund, AXP International Equity Index Fund and AXP Nasdaq 100 Index Fund seek to provide shareholders with long-term capital appreciation. Because any investment involves risk, achieving the goal cannot be guaranteed.


PRINCIPAL INVESTMENT STRATEGIES
Each Fund invests primarily in securities that are expected to provide investment results that correspond to the performance of a specified index. An index is an unmanaged group of securities whose overall performance is used as a standard to measure investment performance. The Funds are not managed according to traditional methods of "active" investment management. Instead, they follow a passive or indexing investment approach in an attempt to mirror the performance of an index. Keep in mind that an index fund has operating expenses and transaction costs, while an index does not. This means that, while an index fund may track its index closely, it is typically unable to match the performance of the index exactly. While there is no guarantee, the investment manager expects the correlation between a Fund and its respective index to be at least .95. A correlation of 1.00 means the return of the Fund can be completely explained by the return of the index.

This prospectus includes five index funds. The following chart shows the types of investments for each of the funds.

Fund                                           Principal types of investments
AXP S&P 500 Index Fund                         Large-cap stocks
AXP Mid Cap Index Fund                         Mid-cap stocks
AXP Total Stock Market Index Fund              Large-, mid- and small-cap stocks
AXP International Equity Index Fund            Foreign stocks
AXP Nasdaq 100 Index Fund                      Over-the-counter stocks

AXP S&P 500 Index Fund seeks to provide investment results that correspond to the total return (the combination of appreciation and income) of large-capitalization stocks of U.S. companies. The Fund invests in common stocks included in the Standard & Poor's 500 Composite Stock Price Index (S&P 500). The S&P 500 is made up primarily of large-capitalization companies that represent a broad spectrum of the U.S. economy.

The Fund normally will invest in all stocks in the S&P 500 in roughly the same proportions as their weightings in the index. For example, if 5% of the S&P 500 is made up of a stock of a particular company, the Fund normally will invest approximately 5% of its assets in that company. This strategy is known as "full replication." Although the Fund attempts to replicate the S&P 500, there may be times when the Fund and the index do not match exactly. The investment manager may purchase stocks not included in the S&P 500 when it believes it would be a cost efficient way of approximating the S&P 500's performance to do so, for example, in anticipation of a stock being added to the index.

AXP Mid Cap Index Fund seeks to provide investment results that correspond to the total return of mid-capitalization stocks of U.S. companies. The Fund invests in common stocks included in the Standard & Poor's MidCap 400 Index (S&P MidCap 400). The S&P MidCap 400 consists of a group of medium-sized U.S. companies.

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3p   AXP INDEX FUNDS -- PROSPECTUS

The Fund normally will invest in all stocks in the S&P MidCap 400 in roughly the same proportions as their weightings in the index. For example, if 5% of the S&P MidCap 400 is made up of a stock of a particular company, the Fund normally will invest approximately 5% of its assets in that company. This strategy is known as "full replication." Although the Fund attempts to replicate the S&P MidCap 400, there may be times when the Fund and the index do not match exactly. The investment manager may purchase stocks not included in the S&P MidCap 400 when it believes it would be a cost efficient way of approximating the S&P MidCap 400's performance to do so, for example, in anticipation of a stock being added to the index.

AXP Total Stock Market Index Fund seeks to provide investment results that correspond to the total return of the overall U.S. stock market. The Fund invests in common stocks included in the Wilshire 5000 Total Market Index (the Wilshire 5000). The Wilshire 5000 consists of U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market.

The investment manager may use sampling techniques in an attempt to replicate the returns of the index using a smaller number of securities. Sampling techniques attempt to match the investment characteristics of the index and the Fund by taking into account such factors as capitalization, industry exposure, dividend yield, price/earnings ratio, price/book ratio and earnings growth.

AXP International Equity Index Fund seeks to provide investment results that correspond to the total return of foreign stock markets. The Fund invests in common stocks included in the Morgan Stanley Capital International Europe, Australasia, Far East (EAFE) Index. The EAFE Index currently includes stocks of companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE Index are selected from among the larger capitalization companies in those markets.

The investment manager may use optimization or sampling techniques in an attempt to replicate the returns of the index using a smaller number of securities. Optimization and sampling techniques attempt to match the investment characteristics of the index and the Fund by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, earnings growth, country weightings, and the effect of foreign taxes.

AXP Nasdaq 100 Index Fund seeks to provide investment results that correspond to the total return of the over-the-counter market. The Fund invests in common stocks included in the Nasdaq 100 Index. The Nasdaq 100 includes the largest and most active non-financial domestic and international companies listed on the Nasdaq Stock Market.

The Fund normally will invest in all stocks in the Nasdaq 100 in roughly the same proportions as their weightings in the index. For example, if 5% of the Nasdaq 100 is made up of a stock of a particular company, the Fund normally will invest approximately 5% of its assets in that company. This strategy is known as "full replication." Although the Fund attempts to replicate the Nasdaq 100, there may be times when the Fund and the index do not match exactly. The investment manager may purchase stocks not included in the Nasdaq 100 when it believes it would be a cost efficient way of approximating the Nasdaq 100's performance to do so, for example, in anticipation of a stock being added to the index.

Indexing Strategies
The investment manager may use various techniques, such as buying and selling options and futures contracts, to increase or decrease the Fund's exposure to changing security prices or

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4p   AXP INDEX FUNDS -- PROSPECTUS
other factors that affect security values. Each Fund normally will invest at least 80% of its total assets in securities that are contained in the applicable index. The investment manager will monitor the performance of each Fund against its index and will adjust the Fund's holdings, as necessary, to minimize tracking error. In the event a correlation of .95 or better is not achieved, the Fund's board will consider alternative arrangements.

A Fund may change its target index for a different index if the current index is discontinued or if the Fund's board believes a different index would better enable the Fund to match the performance of the market segment represented by the current index. The substitute index will measure the same general segment of the market as the current index.

The Fund may hold cash or its equivalent or invest in investment grade short-term fixed income securities. Although index funds, by their nature, tend to be tax-efficient investments, the Funds generally are managed without regard to tax efficiency.

For each of the Funds, in evaluating whether to sell a security, the investment manager considers, among other factors, whether:

o  The security continues to be included in the index,
o Corporate actions have affected the company's security (such as corporate reorganizations, mergers or acquisitions),
o A company's market weighting otherwise changes with respect to the index, and
o Timing of cash flows in and out of the Fund require the investment manager to sell a security.

For more information on investment strategies and the indexes, please refer to the Statement of Additional Information (SAI). "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500(R)," "S&P MidCap 400 Index(R)," and "Standard & Poor's MidCap 400 Index(R)," are trademarks of The McGraw-Hill Companies, Inc. "Wilshire 5000" is a trademark and "Wilshire" is a service mark of Wilshire Associates Incorporated. The Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations"). The MSCI EAFE Index is the exclusive property of MSCI. Morgan Stanley Capital International is a service mark of MSCI. These trademarks and service marks have been licensed for use by American Express Financial Advisors Inc. The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor's, Wilshire, the Corporations, MSCI or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the Funds.


PRINCIPAL RISKS
Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Fund include:

   Market Risk
   Tracking Error Risk
   Sector/Concentration Risk
   Small Company Risk
   Foreign Risk

Market Risk (all funds)
The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

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5p   AXP INDEX FUNDS -- PROSPECTUS

Tracking Error Risk (all funds)
A Fund may not track the index perfectly because differences between the index and the Fund's portfolio can cause differences in performance. The investment manager purchases securities and other instruments in an attempt to replicate the performance of the index. However, the tools that the investment manager uses to replicate the index are not perfect and the Fund's performance is affected by factors such as the size of the Fund's portfolio, transaction costs, management fees and expenses, brokerage commissions and fees, the extent and timing of cash flows in and out of the Fund and changes in the index.

In addition, the returns from a specific type of security (for example, mid-cap stocks) may trail returns from other asset classes or the overall market. Each type of security will go through cycles of doing better or worse than stocks or bonds in general. These periods may last for several years.

Sector/Concentration Risk (all funds)
Each Fund is non-diversified. A non-diversified fund may invest more of its assets in fewer companies than if it were a diversified fund. Because each investment has a greater effect on the Fund's performance, it may be more susceptible to a single economic, political or regulatory occurrence than a diversified fund. In addition, in tracking an index, the Fund may have a considerable portion of its assets invested in one or more sectors of the market. This may lead to a greater market fluctuation than would occur with a fund invested in a wider spectrum of industries. A Fund will invest more than 25% of its total assets in a particular industry only if necessary to track its respective index.

Small Company Risk (Mid Cap Index Fund, Total Stock Market Index Fund, Nasdaq 100 Index Fund)
Investment in small and medium companies often involve greater risks than investments in larger, more established companies because small and medium companies may lack the management experience, financial resources, product diversification, and competitive strengths of larger companies. In addition, in many instances the securities of small and medium companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less than is typical of larger companies.

Foreign Risk (International Equity Index Fund)
The following are all components of foreign risk:

Country risk includes the political, economic, and other conditions of a country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the Fund holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

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6p   AXP INDEX FUNDS -- PROSPECTUS

PAST PERFORMANCE
The following bar chart and table indicate the risks and variability of investing in each Fund by showing:

o how the Fund's performance has varied for each full calendar year that the Fund has existed, and
o how the Fund's average annual total returns compare to recognized indexes.

How the Funds have performed in the past does not indicate how the Funds will perform in the future.

AXP S&P 500 Index Fund

Class D Performance (based on calendar years)
(bar chart)

                                                              -10.04%  -12.42%
1992   1993     1994     1995   1996     1997   1998     1999   2000     2001

During the period shown in the bar chart, the highest return for a calendar quarter was +10.71% (quarter ending December 2001) and the lowest return for a calendar quarter was -14.92% (quarter ending September 2001).

The Fund's year to date return as of Dec. 31, 2001 was -12.42%.


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7p   AXP INDEX FUNDS -- PROSPECTUS

AXP MidCap Index Fund


Class D Performance (based on calendar years)
(bar chart)
                                                               +16.58%  -1.30%
1992   1993     1994     1995   1996     1997   1998     1999   2000     2001

During the period shown in the bar chart, the highest return for a calendar quarter was +17.71% (quarter ending December 2001) and the lowest return for a calendar quarter was -16.69% (quarter ending September 2001).

The Fund's year to date return as of Dec. 31, 2001 was -1.30%.


AXP Total Stock Market Index Fund

Class D Performance (based on calendar years)
(bar chart)
                                                               -11.30%  -11.92%
1992   1993     1994     1995   1996     1997   1998     1999   2000     2001

During the period shown in the bar chart, the highest return for a calendar quarter was +12.18% (quarter ending December 2001) and the lowest return for a calendar quarter was -16.23% (quarter ending September 2001).

The Fund's year to date return as of Dec. 31, 2001 was -11.92%.



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8p   AXP INDEX FUNDS -- PROSPECTUS

AXP International Equity Index Fund

Class D Performance (based on calendar years)
(bar chart)
                                                                -15.30%  -22.25%
1992   1993     1994     1995    1996     1997    1998     1999   2000     2001

During the period shown in the bar chart, the highest return for a calendar quarter was +6.55% (quarter ending December 2001) and the lowest return for a calendar quarter was -13.97% (quarter ending September 2001).

The Fund's year to date return as of Dec. 31, 2001 was -22.25%.


AXP Nasdaq 100 Index Fund

Class D Performance (based on calendar years)
(bar chart)
                                                                -37.37%  -33.35%
1992   1993    1994     1995    1996     1997    1998     1999    2000     2001

During the period shown in the bar chart, the highest return for a calendar quarter was +34.43% (quarter ending December 2001) and the lowest return for a calendar quarter was -36.39% (quarter ending September 2001).

The Fund's year to date return as of Dec. 31, 2001 was -33.35%.


The performance of Class E may vary from that shown above because of differences in fees.

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9p   AXP INDEX FUNDS -- PROSPECTUS

Average Annual Total Returns (as of Dec. 31, 2001)

                                                     1 year     Since inception
S&P 500 Index Fund:

   Class D
      Return before taxes                            -12.42%      -4.92%(a)
      Return after taxes on distributions            -12.74%      -5.20%(a)
      Return after taxes on distributions
      and sale of fund shares                         -7.47%      -4.02%(a)
   Class E
      Return before taxes                            -12.24%      -4.65%(a)
S&P 500 Index                                        -11.87%      -6.45%(b)
Lipper S&P 500 Funds Index                           -12.21%      -6.74%(b)


(a) Inception date was Oct. 25, 1999.
(b) Measurement period started Nov. 1, 1999.
                                                     1 year     Since inception
Mid Cap Index Fund:

   Class D
      Return before taxes                             -1.30%     +14.24%(a)
      Return after taxes on distributions             -2.11%     +11.38%(a)
      Return after taxes on distributions
      and sale of fund shares                         -0.19%     +10.24%(a)
   Class E
      Return before taxes                             -1.10%     +14.56%(a)
S&P MidCap 400 Index                                  -0.62%     +12.96%(b)
Lipper Mid-Cap Core Funds Index                       -4.90%      +9.95%(b)


(a) Inception date was Oct. 25, 1999.
(b) Measurement period started Nov. 1, 1999.

                                                     1 year     Since inception
Total Stock Market Index Fund:

   Class D
      Return before taxes                            -11.92%      -4.11%(a)
      Return after taxes on distributions            -12.18%      -4.54%(a)
      Return after taxes on distributions
      and sale of fund shares                         -7.20%      -3.45%(a)
   Class E
      Return before taxes                             -1.73%      -3.88%(a)
Wilshire 5000 Total Market Index                     -10.97%     -11.82%(b)


(a) Inception date was Oct. 25, 1999.
(b) Measurement period started Nov. 1, 1999.

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10p   AXP INDEX FUNDS -- PROSPECTUS

                                                     1 year     Since inception
International Equity Index Fund:

   Class D
      Return before taxes                            -22.25%     -11.56%(a)
      Return after taxes on distributions            -22.25%     -11.90%(a)
      Return after taxes on distributions
      and sale of fund shares                        -13.55%      -9.23%(a)
   Class E
      Return before taxes                            -21.94%     -11.31%(a)
MSCI EAFE Index                                      -21.21%     -11.64%(b)
Lipper International Funds Index                     -19.33%      -8.28%(b)


(a) Inception date was Oct. 25, 1999.
(b) Measurement period started Nov. 1, 1999.




                                                     1 year     Since inception
Nasdaq 100 Index Fund:
   Class D
      Return before taxes                            -33.35%     -19.67%(a)
      Return after taxes on distributions            -33.37%     -20.08%(a)
      Return after taxes on distributions
      and sale of fund shares                        -20.31%     -15.44%(a)
   Class E
      Return before taxes                            -33.07%     -19.44%(a)
Nasdaq 100 Index                                     -32.65%     -21.13%(b)


(a) Inception date was Oct. 25, 1999.
(b) Measurement period started Nov. 1, 1999.


Before-Tax Returns
This table shows total returns from hypothetical investments in Class D and Class E shares of the Fund. These returns are compared to the unmanaged indexes shown for the same periods. The performance of Class D will vary from Class E because of differences in fees. For purposes of this calculation we assumed no adjustments for taxes paid by an investor on the reinvested income and capital gains. The indexes reflect reinvestment of all distributions and changes in market prices, but exclude brokerage commissions or other fees.

After-Tax Returns
After-tax returns are shown only for Class D shares. After-tax returns for Class E will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rate (currently 39.1%) and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your tax situation and most likely will differ from the returns shown in the table. If you hold your shares in a tax-deferred account, such as a 401(k) plan or an IRA, the after-tax returns do not apply to you since you will not incur taxes until you begin to withdraw from your account.



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11p   AXP INDEX FUNDS -- PROSPECTUS

The Return After Taxes on Distributions for a period may be the same as the Return Before Taxes for the same period if there are no distributions or the distributions are small. The Return After Taxes on Distributions and Sale of Fund Shares for a period may be greater than the Return Before Taxes for the same period if there was a tax loss realized on the sale of Fund shares. The benefit of the tax loss (since it can be used to offset other gains) results in a higher return.

For descriptions of the S&P 500, S&P MidCap 400, Wilshire 5000, EAFE and Nasdaq 100, refer to the section entitled "Investment Strategies." Lipper S&P 500 Funds Index, Lipper Mid-Cap Core Funds Index and Lipper International Funds Index are all unmanaged indices published by Lipper Inc. Each index includes the 30 largest funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.


FEES AND EXPENSES
Fund investors pay various expenses. The table below describes the fees and expenses that you may pay if you buy and hold shares of the Funds.

Shareholder Fees(a) (fees paid directly from your investment)

                                                        Class D        Class E
Maximum sales charge (load) on purchases)(b)
(as a percentage of offering price)                        0%             0%
Annual index account fee
(for accounts under $10,000)                              $10            $10

Annual Fund operating expenses (expenses that are deducted from Fund assets)

As a percentage of average daily net assets:

S&P 500 Index Fund                                      Class D       Class E

Management fees                                          0.24%         0.24%
Distribution (12b-1) fees(c)                             0.25%         0.00%
Other expenses(d)                                        0.48%         0.48%
Total(e)                                                 0.97%         0.72%
Fee waiver/expense reimbursement                         0.33%         0.33%
Net expenses                                             0.64%         0.39%



Mid Cap Index Fund                                      Class D       Class E

Management fees                                          0.26%         0.26%
Distribution (12b-1) fees(c)                             0.25%         0.00%
Other expenses(d)                                        0.69%         0.69%
Total(e)                                                 1.20%         0.95%
Fee waiver/expense reimbursement                         0.50%         0.50%
Net expenses                                             0.70%         0.45%



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12p   AXP INDEX FUNDS -- PROSPECTUS

As a percentage of average daily net assets:


Total Stock Market Index Fund                           Class D        Class E

Management fees                                          0.30%          0.30%
Distribution (12b-1) fees(c)                             0.25%          0.00%
Other expenses(d)                                        0.39%          0.39%
Total(e)                                                 0.94%          0.69%
Fee waiver/expense reimbursement                         0.20%          0.20%
Net expenses                                             0.74%          0.49%



International Equity Index Fund                         Class D        Class E

Management fees                                          0.50%          0.50%
Distribution (12b-1) fees(c)                             0.25%          0.00%
Other expenses(d)                                        0.74%          0.70%
Total(e)                                                 1.49%          1.20%
Fee waiver/expense reimbursement                         0.60%          0.56%
Net expenses                                             0.89%          0.64%



Nasdaq 100 Index Fund                                   Class D        Class E

Management fees                                          0.38%          0.38%
Distribution (12b-1) fees(c)                             0.25%          0.00%
Other expenses(d)                                        0.70%          0.70%
Total(e)                                                 1.33%          1.08%
Fee waiver/expense reimbursement                         0.54%          0.54%
Net expenses                                             0.79%          0.54%



(a) A wire transfer charge, currently $15, may be deducted from your brokerage account for wire transfers made at your request.
(b) There are no sales loads; however, for S&P 500 Index Fund, Mid Cap Index Fund, Total Stock Market Index Fund and Nasdaq 100 Index Fund, the Fund charges a redemption fee of 0.50% on shares redeemed within 180 days of purchase. For International Equity Index Fund, the Fund charges a redemption fee of 0.75% on shares redeemed within 180 days of purchase.
(c) 12b-1 fees are paid out of the Fund's assets on an ongoing basis. Over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.
(d) Other expenses include an administrative services fee, a transfer agency fee and other nonadvisory expenses.

(e) The Advisor and the Transfer Agent have agreed to waive certain fees and to absorb certain other Fund expenses until Jan. 31, 2003. Under this agreement, net expenses for Class D will not exceed 0.64% for S&P 500 Index Fund, 0.70% for Mid Cap Index Fund, 0.74% for Total Stock Market Index Fund, 0.89% for International Equity Index Fund, and 0.79% for Nasdaq 100 Index Fund. Net expenses for Class E will not exceed 0.39% for S&P 500
     Index Fund, 0.45% for Mid Cap Index Fund, 0.49% for Total Stock Market Index Fund, 0.64% for International Equity Index Fund, and 0.54% for Nasdaq 100 Index Fund.


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13p   AXP INDEX FUNDS -- PROSPECTUS

Example
This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

Assume you invest $10,000 and the Fund earns a 5% annual return. The operating expenses remain the same each year. If you sell your shares at the end of the years shown, your costs would be:


S&P 500 Index Fund                   1 year    3 years   5 years   10 years
Class D                               $65       $276      $505      $1,164
Class E                                40        197       369         867

Mid Cap Index Fund                   1 year    3 years   5 years   10 years
Class D                               $72       $332      $613      $1,415
Class E                                46        253       478       1,125

Total Stock Market Index Fund        1 year    3 years   5 years   10 years
Class D                               $76       $280      $501      $1,141
Class E                                50        201       365         843

International Equity Index Fund      1 year    3 years   5 years   10 years
Class D                               $91       $412      $757      $1,734
Class E                                65        326       607       1,410

Nasdaq 100 Index Fund                1 year    3 years   5 years   10 years
Class D                               $81       $368      $678      $1,560
Class E                                55        290       544       1,274


This example does not represent actual expenses, past or future. Actual expenses may be higher or lower than those shown.


INVESTMENT MANAGER
S&P 500 Index Fund, Mid Cap Index Fund, Total Stock Market Index Fund, Nasdaq 100 Index Fund
James M. Johnson Jr., CFA, co-portfolio manager, joined American Express Financial Corporation (AEFC) in 1994 as an equity quantitative analyst. He began managing portfolios for American Express Asset Management Group in 1996. He became portfolio manager of these Funds in 1999. He also serves as portfolio manager of AXP Blue Chip Advantage Fund and AXP Variable Portfolio - Blue Chip Advantage Fund. He serves as co-portfolio manager of AXP Small Company Index Fund, Total Return Portfolio and AXP Variable Portfolio - S&P 500 Index Fund.

David Factor, CFA, co-portfolio manager, joined AEFC in 1990. He began managing these Funds in September 2001. He has worked in several areas of the company, including variable assets, where he participated in the planning, forecasting, and strategic operating plans for variable annuities and conducted financial reporting and analysis. David was promoted to quantitative analyst in 1999. He holds a BSB in accounting from the University of Minnesota and received his CPA in 1985. He also serves as co-portfolio manager of AXP Small Company Index Fund and AXP Variable Portfolio - S&P 500 Index Fund.


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14p   AXP INDEX FUNDS -- PROSPECTUS

International Equity Index Fund
A team consisting of Lynne Dombroski and Adele Kohler manage the Fund's portfolio. Lynne Dombroski, lead portfolio manager, is a Principal and Portfolio Manager in the Global Structured Products Group of SSgA Funds Management, Inc. Lynne joined State Street Corporation in 1999. In addition to portfolio management, Lynne is responsible for new product development and research. Prior to joining State Street Corporation, Lynne was an analyst at BankBoston. Adele Kohler is a Principal and Portfolio Manager in the Global Structured Products Group. She joined State Street Corporation in 1994 and has been a member of the Global Structured Products team since 1996. In addition to portfolio management, Adele is responsible for new product development and research.

The Fund pays AEFC a fee for managing its assets. Under the Investment Management Services Agreement, the fee for the most recent fiscal year was 0.24% of its average daily net assets for S&P 500 Index Fund; 0.26% of its average daily net assets for Mid Cap Index Fund; 0.30% of its average daily net assets for Total Stock Market Index Fund; 0.50% of its average daily net assets for International Equity Index Fund; and 0.38% of its average daily net assets for Nasdaq 100 Index Fund. Under the Agreement, the Fund also pays taxes, brokerage commissions and nonadvisory expenses. AEFC or an affiliate may make payments from its own resources, which include profits from management fees paid by the Fund, to compensate broker-dealers or other persons for providing distribution assistance. AEFC, located at 200 AXP Financial Center, Minneapolis, MN 55474, is a wholly-owned subsidiary of American Express Company, a financial services company with headquarters at American Express Tower, World Financial Center, New York, NY 10285.

SSgA Funds Management, Inc. (Subadviser), Two International Place, Boston, Massachusetts 02110, is the subadviser for International Equity Index Fund. Subadviser is a wholly-owned subsidiary of State Street Corporation.

The Fund has applied for an order from the Securities and Exchange Commission to permit AEFC, subject to the approval of the Board of Directors, to appoint a subadviser or change the terms of a subadvisory agreement for the Fund without first obtaining shareholder approval. Before the Fund may rely on the order, a majority of the Fund's outstanding voting securities will need to approve operating the Fund in this manner. If the order is granted and shareholder approval is received, the Fund will be able to add or change subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. There is no assurance the order will be granted and shareholder approval will be received, and no changes will be made until that time.


--------------------------------------------------------------------------------
15p   AXP INDEX FUNDS -- PROSPECTUS

Buying and Selling Shares

References to "Fund" throughout the remainder of this prospectus refer to AXP S&P 500 Index Fund, AXP Mid Cap Index Fund, AXP Total Stock Market Index Fund, AXP International Equity Index Fund, and AXP Nasdaq 100 Index Fund, singularly or collectively as the context requires.


VALUING FUND SHARES
The public offering price for a single Fund share is the net asset value (NAV). The NAV is the value of a single Fund share. The NAV usually changes daily, and is calculated at the close of business of the New York Stock Exchange, normally 3 p.m. Central Time (CT), each business day (any day the New York Stock Exchange is open).

Fund shares may be purchased through various third-party organizations, including 401(k) plans, banks, brokers and investment advisers. Where authorized by the Fund, orders will be priced at the NAV next computed after receipt by the organization or their selected agent.

The Fund's investments are valued based on market quotations, or where market quotations are not readily available, based on methods selected in good faith by the board. If the Fund's investment policies permit it to invest in securities that are listed on foreign stock exchanges that trade on weekends or other days when the Fund does not price its shares, the value of the Fund's underlying investments may change on days when you could not buy or sell shares of the Fund. Please see the SAI for further information.

INVESTMENT OPTIONS
1. Class D shares are sold without a sales charge through wrap fee programs or other investment products sponsored by an authorized broker-dealer, investment adviser, bank or other investment professional. Shareholders pay a 12b-1 fee of 0.25% for distribution services, including the services provided by investment professionals.

2. Class E shares are sold without a sales charge or 12b-1 fee through American Express brokerage accounts and qualifying institutional accounts.

Institutional investors should refer to the SAI to determine eligibility to invest in Class E.

PURCHASING SHARES
You may purchase shares of the Fund in a wrap fee product, a brokerage account (including online brokerage) or a qualifying institutional account. If you are investing through a wrap fee program or an entity other than American Express Financial Advisors Inc., some of the instructions, minimums, policies and cutoff times for investments may be different. You should contact your selling agent for more details. The following section explains how you can purchase shares from American Express Financial Advisors (the Distributor).


If you do not have a mutual fund account, you will need to establish one. Contact your financial advisor or visit our Web site to establish an account.


--------------------------------------------------------------------------------
16p   AXP INDEX FUNDS -- PROSPECTUS

Important: When you open an account, you must provide your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number.

If you do not provide and certify the correct TIN, you could be subject to backup withholding of 30% of taxable distributions and proceeds from certain sales and exchanges. You also could be subject to further penalties, such as:

o  a $50 penalty for each failure to supply your correct TIN,
o a civil penalty of $500 if you make a false statement that results in no backup withholding, and
o  criminal penalties for falsifying information.

You also could be subject to backup withholding, if the IRS notifies us to do so, because you failed to report required interest or dividends on your tax return. For details on TIN requirements, contact your financial advisor to obtain a copy of federal Form W-9, "Request for Taxpayer Identification Number and Certification." You also may obtain the form on the Internet at (http://www.irs.gov/).

The Fund and the Distributor reserve the right to refuse any purchase, including those that appear to be associated with short-term trading activities.

Methods of purchasing shares

1 By regular or express mail:

Mail checks (along with any applications) to:

American Express Funds
70400 AXP Financial Center
Minneapolis, MN  55474

2 By internet:

Complete a brokerage account application online (www.americanexpress.com/trade) and mail the application to:

American Express Funds
70400 AXP Financial Center
Minneapolis, MN  55474

Corporations and other organizations should contact the Distributor at (800) 658-4677 to determine what additional forms may be necessary to open a brokerage account.

3 By telephone:

You may use money in your brokerage account to make initial and subsequent purchases.

To place your order, call:

(800) 967-4377 for Wrap accounts,
(800) 872-4377 for Brokerage accounts, or
(800) 658-4677 for Online brokerage accounts.

You must have money available in your brokerage account in order to purchase Fund shares.

--------------------------------------------------------------------------------
17p  AXP INDEX FUNDS -- PROSPECTUS

4 By wire:

Once your account is established, you may wire money into your brokerage account:

Wells Fargo Bank Minnesota, N.A.
Minneapolis, MN  55479
Routing Transit No. 091000019

Give these instructions:
Credit American Enterprise Investment Services Account #0001065930 for brokerage account # (your brokerage account number) for (your name). Please remember that you need to provide all 10 digits.

For instructions on how to wire money for wrap accounts, call (800) 967-4377.

Minimum wire amount:       $1,000

Minimum Fund investment requirements

Your initial investment in the Fund may be as low as $2,000 ($1,000 for custodial accounts, Individual Retirement Accounts (IRAs) and certain other retirement plans). The minimum subsequent investment is $500 for all ownerships. After the minimum initial investment has been met, the minimums for systematic purchases are $100.

Minimum balance account requirements and annual account fee
The Fund reserves the right to sell your shares if, as a result of sales, the aggregate value of your holdings in the Fund drops below $1,000 ($500 for custodial accounts, IRAs and certain other retirement plans). You will be notified in writing 30 days before the Fund takes such action to allow you to increase your holdings to the minimum level. If you close your brokerage account, the Fund will automatically sell your shares and mail the proceeds to you.

An annual account fee of $10 will be assessed on accounts whose balances are below $10,000 (for any reason, including market fluctuation). The fee may be deducted from either your year-end dividend distribution or through a redemption of shares. If your distribution is less than the fee, fractional shares will be redeemed to cover the difference. If the fee is deducted from your dividend distribution, you will still be taxed on the full amount of the dividend. This fee will not apply to certain qualifying institutional investors.

When and at what price shares will be purchased
Once your request is received and accepted by the Fund, your order will be priced at the next calculated NAV. See "Valuing Fund Shares."

--------------------------------------------------------------------------------
18p  AXP INDEX FUNDS -- PROSPECTUS

TRANSACTIONS THROUGH THIRD PARTIES
You may buy or sell shares through certain 401(k) plans, banks, broker-dealers, financial advisors or other investment professionals. These organizations may charge you a fee for this service and may have different policies. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. The Fund and the Distributor are not responsible for the failure of one of these organizations to carry out its obligations to its customers. Some organizations may receive compensation from the Distributor or its affiliates for shareholder recordkeeping and similar services. Where authorized by the Fund, some organizations may designate selected agents to accept purchase or sale orders on the Fund's behalf. To buy or sell shares through third parties or to determine if there are policy differences, please consult your selling agent. For other pertinent information related to buying or selling shares, please refer to the appropriate section in the prospectus.

EXCHANGING/SELLING SHARES
There are no sales loads; however, the Fund charges a redemption fee on shares sold or exchanged within 180 days of purchase. This fee does not apply to qualifying institutional investors or to shares held in a wrap account.

Exchanging Shares
You may make up to four exchanges (two round trips) per calendar year. You can exchange your shares of the Fund for shares of the same class of other funds described in this prospectus at any time. Your exchange will be priced at the next NAV calculated after we receive your transaction request in good order. When exchanging into another fund you must meet that fund's minimum investment requirements.

The Distributor and the Fund reserve the right to reject any purchase orders, including exchanges, limit the number or amount, or modify or discontinue the exchange privilege to prevent abuse or adverse effects on the Fund and its shareholders. For example, if exchanges are too numerous or too large, they may disrupt the Fund's investment strategies or increase its costs.

The Fund does not permit market-timing. Do not invest in the Fund if you are a market timer.

Selling Shares
You may sell your shares at any time. When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after receipt by the Distributor of proper sale instructions, as follows:

Normally, payment for shares sold will be credited directly to your brokerage account on the next business day. However, the Fund may delay payment, but no later than seven days after the Distributor receives your selling instructions in proper form. Sale proceeds will be held in your brokerage account or mailed to you according to your account instructions.

If you recently purchased shares by check, your sale proceeds may be held in your brokerage account until your check clears (which may take up to 10 days from the purchase date) before a check is mailed to you.

The Fund reserves the right to redeem in kind.

--------------------------------------------------------------------------------
19p   AXP INDEX FUNDS -- PROSPECTUS

To sell or exchange shares held through entities other than American Express Financial Advisors, please consult your selling agent. The following section explains how you can exchange or sell shares held directly with American Express Financial Advisors.

Four ways to request an exchange or sale of shares

1 By regular or express mail:

You may request an exchange or sale by writing to:

American Express Funds
70400 AXP Financial Center
Minneapolis, MN  55474

o The express mail delivery charges you pay will vary depending on the courier you select.

2 By internet:

If you have a brokerage account you may exchange or sell shares from our Web site at (www.americanexpress.com/trade).

3 By telephone:

You may exchange or sell shares by calling:

(800) 967-4377 for Wrap accounts,
(800) 872-4377 for Brokerage accounts, or
(800) 658-4677 for Online brokerage accounts.

4 By wire:

Money can be wired from your account to your bank account. Call the Distributor at the above numbers for additional information on wire transfers. A $15 service fee may be charged against your brokerage account for each wire sent.

To properly process your exchange or sale request we will need the following information:

o your account number(s) and your name (for exchanges, both funds must be registered in the same ownership),
o  your Social Security number or Employer Identification number,
o the name of the fund(s) and class of shares from which you wish to exchange or sell shares,
o  the dollar amount or number of shares you want to exchange or sell, and
o if a written request, a signature of at least one of the brokerage account holders in the exact form specified on the account.

Once an exchange or sale request is made it is irrevocable and cannot be modified or canceled.

Telephone exchange or sale requests received and accepted by the Fund, once the caller's identity and account ownership have been verified by the Distributor, will be processed at the next calculated NAV. See "Valuing Fund Shares."

Telephone Transactions
The privilege to initiate transactions by telephone is automatically available through your brokerage account. The Fund will honor any telephone transaction believed to be authentic and will use reasonable procedures to confirm that instructions communicated by telephone are genuine. The Fund may modify or discontinue telephone privileges at any time.

--------------------------------------------------------------------------------
20p   AXP INDEX FUNDS -- PROSPECTUS

Electronic Transactions
The ability to initiate transactions via the internet may be unavailable or delayed (for example, during periods of unusual market activity) at certain times. The Fund and the Distributor are not responsible for any losses associated with unexecuted transactions. In addition, the Fund and the Distributor are not responsible for any losses resulting from unauthorized transactions if reasonable security measures are followed to validate the investor's identity. The Fund may modify or discontinue electronic privileges at any time.

Distributions and Taxes

As a shareholder you are entitled to your share of the Fund's net income and net gains. The Fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS
The Fund's net investment income is distributed to you as dividends. Capital gains are realized when a security is sold for a higher price than was paid for it. Each realized capital gain or loss is long-term or short-term depending on the length of time the Fund held the security. Realized capital gains and losses offset each other. The Fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains are included in net investment income. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions.

REINVESTMENTS
Dividends and capital gain distributions are automatically reinvested in additional shares in the same class of the Fund unless you request distributions in cash. We reinvest the distributions for you at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.

TAXES
Distributions are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

If you buy shares shortly before the record date of a distribution, you may pay taxes on money earned by the Fund before you were a shareholder. You will pay the full pre-distribution price for the shares, then receive a portion of your investment back as a distribution, which may be taxable.

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. If you sell shares for less than their cost, the difference is a capital loss. If you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).

Selling shares held in an IRA or qualified retirement account may subject you to federal taxes, penalties and reporting requirements. Please consult your tax advisor.

Important: This information is a brief and selective summary of some of the tax rules that apply to the Fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.



--------------------------------------------------------------------------------
21p   AXP INDEX FUNDS -- PROSPECTUS

Financial Highlights


AXP S&P 500 Index Fund

Per share income and capital changes(a)
                                                                    Class D                     Class E
Fiscal period ended Jan. 31,                                 2002    2001    2000(b)    2002     2001   2000(b)
Net asset value, beginning of period                        $5.30    $5.42  $5.07       $5.31    $5.42  $5.07
Income from investment operations:
Net investment income (loss)                                  .02      .02    .01         .03      .03    .01
Net gains (losses) (both realized and unrealized)            (.91)    (.12)   .35        (.91)    (.11)   .35
Total from investment operations                             (.89)    (.10)   .36        (.88)    (.08)   .36
Less distributions:
Dividends from net investment income                         (.02)    (.01)  (.01)       (.03)    (.02)  (.01)
Distributions from realized gains                            (.03)    (.01)    --        (.03)    (.01)    --
Total distributions                                          (.05)    (.02)  (.01)       (.06)    (.03)  (.01)
Net asset value, end of period                              $4.36    $5.30  $5.42       $4.37    $5.31  $5.42

Ratios/supplemental data
Net assets, end of period (in millions)                       $38      $21     $7        $187      $87     $9
Ratio of expenses to average daily net assets(c, d)          .64%     .62%   .64%(e)     .39%     .35%   .39%(e)
Ratio of net investment income (loss)
   to average daily net assets                               .74%     .65%   .52%(e)     .98%    1.05%   .83%(e)
Portfolio turnover rate (excluding short-term securities)     27%      82%    37%         27%      82%    37%
Total return                                              (16.74%)  (1.73%) 7.72%     (16.55%)  (1.35%) 7.75%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Oct. 25, 1999 (when shares became publicly available) to Jan. 31, 2000.
(c) Expense ratio is based on total expenses of the Fund before reduction of earning credits on cash balances.
(d) AEFC reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expense would have been .97%, 1.18% and 4.00% for Class D and .72%, .73% and 3.70% for Class E for the years ended Jan. 31, 2002 and 2001 and for the period ended Jan. 31, 2000, respectively.
(e)  Adjusted to an annual basis.


--------------------------------------------------------------------------------
22p   AXP INDEX FUNDS -- PROSPECTUS

AXP Mid Cap Index Fund

Per share income and capital changes(a)
                                                                    Class D                     Class E
Fiscal period ended Jan. 31,                                 2002    2001   2000(b)     2002     2001   2000(b)
Net asset value, beginning of period                        $6.20    $5.71  $5.07       $6.21    $5.71  $5.07
Income from investment operations:
Net investment income (loss)                                  .02      .03    .01         .03      .04    .02
Net gains (losses) (both realized and unrealized)            (.27)    1.20    .64        (.27)    1.21    .64
Total from investment operations                             (.25)    1.23    .65        (.24)    1.25    .66
Less distributions:
Dividends from net investment income                         (.02)    (.03)  (.01)       (.03)    (.04)  (.02)
Distributions from realized gains                            (.20)    (.71)    --        (.20)    (.71)    --
Total distributions                                          (.22)    (.74)  (.01)       (.23)    (.75)  (.02)
Net asset value, end of period                              $5.73    $6.20  $5.71       $5.74    $6.21  $5.71

Ratios/supplemental data
Net assets, end of period (in millions)                       $13       $9     $4         $13      $11     $8
Ratio of expenses to average daily net assets(c, d)          .70%     .66%   .69%(e)     .45%     .42%   .45%(e)
Ratio of net investment income (loss)
   to average daily net assets                               .35%     .42%   .59%(e)     .61%     .67%   .83%(e)
Portfolio turnover rate (excluding short-term securities)     58%     109%    16%         58%     109%    16%
Total return                                               (4.04%)  22.62% 12.87%      (3.84%)  23.06% 12.92%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Oct. 25, 1999 (when shares became publicly available) to Jan. 31, 2000.
(c) Expense ratio is based on total expenses of the Fund before reduction of earning credits on cash balances.
(d) AEFC reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses would have been 1.20%, 1.32% and 2.22% for Class D and .95%, 1.08% and 1.96% for Class E for the years ended Jan. 31, 2002 and 2001 and for the period ended Jan. 31, 2000, respectively.
(e)  Adjusted to an annual basis.


--------------------------------------------------------------------------------
23p   AXP INDEX FUNDS -- PROSPECTUS

AXP Total Stock Market Index Fund

Per share income and capital changes(a)

                                                                    Class D                     Class E
Fiscal period ended Jan. 31,                                 2002    2001     2000(b)    2002     2001    2000(b)
Net asset value, beginning of period                        $5.45    $5.76   $5.19       $5.45    $5.76   $5.19
Income from investment operations:
Net investment income (loss)                                  .02      .02     .01         .04      .03     .01
Net gains (losses) (both realized and unrealized)            (.90)    (.25)    .57        (.91)    (.24)    .57
Total from investment operations                             (.88)    (.23)    .58        (.87)    (.21)    .58
Less distributions:
Dividends from net investment income                         (.02)    (.01)   (.01)       (.03)    (.03)   (.01)
Distributions from realized gains                            (.02)    (.07)     --        (.02)    (.07)     --
Total distributions                                          (.04)    (.08)   (.01)       (.05)    (.10)   (.01)
Net asset value, end of period                              $4.53    $5.45   $5.76       $4.53    $5.45   $5.76

Ratios/supplemental data
Net assets, end of period (in millions)                       $11       $9      $8         $21      $24     $16
Ratio of expenses to average daily net assets(c, d)          .74%     .69%    .74%(e)     .49%     .43%    .49%(e)
Ratio of net investment income (loss)
   to average daily net assets                               .57%     .43%    .39%(e)     .81%     .70%    .64%(e)
Portfolio turnover rate (excluding short-term securities)     24%      25%      4%         24%      25%      4%
Total return                                              (16.10%)  (3.79%) 11.57%     (15.92%)  (3.53%) 11.61%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Oct. 25, 1999 (when shares became publicly available) to Jan. 31, 2000.
(c) Expense ratio is based on total expenses of the Fund before reduction of earning credits on cash balances.
(d) AEFC reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses would have been .94%, 1.29% and 1.52% for Class D and .69%, 1.02% and 1.27% for Class E for the years ended Jan. 31, 2002 and 2001 and for the period ended Jan. 31, 2000, respectively.
(e)  Adjusted to an annual basis.


--------------------------------------------------------------------------------
24p   AXP INDEX FUNDS -- PROSPECTUS

AXP International Equity Index Fund

Per share income and capital changes(a)
                                                                   Class D                     Class E
Fiscal period ended Jan. 31,                                2002     2001    2000(b)    2002     2001   2000(b)
Net asset value, beginning of period                       $ 4.80    $5.42  $5.00      $ 4.80    $5.42  $5.00
Income from investment operations:
Net investment income (loss)                                  .04      .03     --         .05      .05    .01
Net gains (losses) (both realized and unrealized)           (1.30)    (.55)   .43       (1.30)    (.56)   .42
Total from investment operations                            (1.26)    (.52)   .43       (1.25)    (.51)   .43
Less distributions:
Dividends from net investment income                           --     (.03)    --          --     (.04)    --
Distributions from realized gains                              --     (.07)  (.01)         --     (.07)  (.01)
Total distributions                                            --     (.10)  (.01)         --     (.11)  (.01)
Net asset value, end of period                             $ 3.54    $4.80  $5.42      $ 3.55    $4.80  $5.42

Ratios/supplemental data
Net assets, end of period (in millions)                        $8       $8     $7         $11      $15    $15
Ratio of expenses to average daily net assetsc               .89%     .89%   .89%(d)     .64%     .64%   .64%(d)
Ratio of net investment income (loss)
   to average daily net assets                               .94%     .65%   .13%(d)    1.22%     .93%   .39%(d)
Portfolio turnover rate (excluding short-term securities)      6%       8%     4%          6%       8%     4%
Total return                                              (26.25%)  (9.55%) 8.09%     (25.95%)  (9.35%) 8.09%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Oct. 25, 1999 (when shares became publicly available) to Jan. 31, 2000.
(c) AEFC reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses would have been 1.49%, 1.54% and 1.62% for Class D and 1.20%, 1.26% and 1.37% for Class E for the years ended Jan. 31, 2002 and 2001 and for the period ended Jan. 31, 2000, respectively.
(d)  Adjusted to an annual basis.


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25p   AXP INDEX FUNDS -- PROSPECTUS

AXP Nasdaq 100 Index Fund

Per share income and capital changes(a)
                                                                    Class D                     Class E
Fiscal period ended Jan. 31,                                 2002    2001     2000(b)    2002     2001    2000(b)
Net asset value, beginning of period                       $ 5.26   $ 7.52   $5.26      $ 5.28   $ 7.52   $5.26
Income from investment operations:
Net investment income (loss)                                 (.02)    (.04)   (.01)       (.01)    (.03)   (.01)
Net gains (losses) (both realized and unrealized)           (2.12)   (2.09)   2.27       (2.14)   (2.08)   2.27
Total from investment operations                            (2.14)   (2.13)   2.26       (2.15)   (2.11)   2.26
Less distributions:
Distributions from realized gains                              --     (.13)     --          --     (.13)     --
Net asset value, end of period                             $ 3.12   $ 5.26   $7.52      $ 3.13   $ 5.28   $7.52

Ratios/supplemental data
Net assets, end of period (in millions)                       $16      $25     $11         $13      $13     $13
Ratio of expenses to average daily net assets(c, d)          .79%     .77%    .79%(e)     .54%     .52%    .54%(e)
Ratio of net investment income (loss)
   to average daily net assets                              (.72%)   (.70%)  (.67%)(e)   (.47%)   (.45%)  (.41%)(e)
Portfolio turnover rate (excluding short-term securities)     77%     114%     51%         77%     114%     51%
Total return                                              (40.64%) (28.12%) 42.97%     (40.67%) (27.85%) 42.97%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Oct. 25, 1999 (when shares became publicly available) to Jan. 31, 2000.
(c) Expense ratio is based on total expenses of the Fund before reduction of earning credits on cash balances.
(d) AEFC reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expense would have been 1.33%, 1.09% and 1.82% for Class D and 1.08%, .85% and 1.54% for Class E for the years ended Jan. 31, 2002 and 2001 and for the period ended Jan. 31, 2000, respectively.
(e)  Adjusted to an annual basis.

The information in these tables has been audited by KPMG LLP, independent auditors. The independent auditors' report and additional information about the performance of the Fund are contained in the Funds' annual report which, if not included with this prospectus, may be obtained without charge.


--------------------------------------------------------------------------------
26p   AXP INDEX FUNDS -- PROSPECTUS

This Fund, along with other American Express mutual funds, is distributed by American Express Financial Advisors Inc. and can be purchased from an American Express financial advisor or from other authorized broker-dealers or third parties. The Funds can be found under the "Amer Express" banner in most mutual fund quotations.

Additional information about the Fund and its investments is available in the Fund's Statement of Additional Information (SAI), annual and semiannual reports to shareholders. In the Fund's annual report, you will find a discussion of market conditions and investment strategies that significantly affected the Fund during its last fiscal year. The SAI is incorporated by reference in this prospectus. For a free copy of the SAI, the annual report or the semiannual report, contact your selling agent or American Express Client Service Corporation.

American Express Client Service Corporation
70100 AXP Financial Center, Minneapolis, MN 55474
(800) 862-7919   TTY: (800) 846-4852
Web site address:

americanexpress.com


You may review and copy information about the Fund, including the SAI, at the Securities and Exchange Commission's (Commission) Public Reference Room in Washington, D.C. (for information about the public reference room call 1-202-942-8090). Reports and other information about the Fund are available on the EDGAR Database on the Commission's Internet site at (http://www.sec.gov). Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Public Reference Section of the Commission, Washington, D.C. 20549-0102.

Investment Company Act File #811-5897

AXP S&P 500 Index Fund                      Class D: ADIDX     Class E: ADIEX
AXP Mid Cap Index Fund                      Class D: N/A       Class E: N/A
AXP Total Stock Market Index Fund           Class D: N/A       Class E: N/A
AXP International Equity Index Fund         Class D: N/A       Class E: N/A
AXP Nasdaq 100 Index Fund                   Class D: INDDX     Class E: AXIEX

                                                                          (logo)
                                                                        AMERICAN
                                                                         EXPRESS


                                                              S-6434-99 F (4/02)